Exhibit 99.1

PRESS RELEASE

Fidelity National Financial, Inc. Reports Third Quarter 2010 EPS of $0.36

Jacksonville, Fla. - (October 20, 2010) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services, specialty insurance and information services, today reported operating results for the three-month and nine-month periods ended September 30, 2010.

	Three Months Ended	Three Months Ended
	September 30, 2010	September 30, 2009
Total revenue	$1.42 billion	$1.47 billion
Net earnings attributable to common shareholders	$ 83.2 million	$73.4 million
Net earnings per diluted share attributable to common shareholders	$0.36	$0.32
Cash flow from operations	$21.2 million	$84.5 million

	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009
Total revenue	$4.13 billion	$4.37 billion
Net earnings attributable to common shareholders	$ 239.3 million	$153.0 million
Net earnings per diluted share attributable to common shareholders	$1.04	$0.67
Cash flow from operations	$ 69.1 million	$367.7 million

The following are summary financial and operational results for the operating segments of FNF for the three-month and nine-month periods ended September 30, 2010 and 2009:

Fidelity National Title Group (“FNT”)

	Three Months Ended	Three Months Ended
	September 30, 2010	September 30, 2009
Total revenue	$1.29 billion	$1.35 billion
Pre-tax earnings	$ 135.5 million	$119.8 million
Pre-tax margin	10.5%	8.9%

	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009
Total revenue	$3.62 billion	$4.06 billion
Pre-tax earnings	$ 280.5 million	$260.4 million
Pre-tax margin	7.8%	6.4%

Month	Direct Orders Opened	Direct Orders Closed
July 2010	220,700	119,600
August 2010	251,700	139,600
September 2010	239,500	148,800

Third Quarter 2010	711,900	408,000

Month	Direct Orders Opened	Direct Orders Closed
July 2009	191,100	166,000
August 2009	181,100	137,200
September 2009	196,400	135,500

Third Quarter 2009	568,600	438,700

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
3rd Quarter 2010	18,000	10,300	$67.8	$6,600
3rd Quarter 2009	19,400	12,700	$57.6	$4,500

•
The preceding table only includes commercial activity from FNF's commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.

Specialty Insurance

	Three Months Ended	Three Months Ended
	September 30, 2010	September 30, 2009
Total revenue	$113.8 million	$102.5 million
Pre-tax earnings	$ 10.9 million	$7.3 million
Pre-tax margin	9.6%	7.1%

	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009
Total revenue	$307.4 million	$287.5 million
Pre-tax earnings	$28.2 million	$35.0 million
Pre-tax margin	9.2%	12.2%

“This was another solid quarter for our title insurance business,” said Chairman William P. Foley, II. “In particular, refinance order volumes showed strength throughout the quarter, moving from 10,500 open orders per day in July to more than 11,400 open orders per day in both August and September. For the quarter, refinance orders comprised approximately 67% of total open orders and 63% of closed orders, with closed refinance orders peaking at 67% of total closed orders during the month of September. While we started to see an increase in closing activity later in the quarter, a large number of the third quarter open orders will actually close during the fourth quarter, providing further earnings momentum as we close out 2010.”

“During the quarter, we sold approximately half of our investment in FIS stock through that company's August tender offer, selling 1.6 million shares at the tender price of $29. This resulted in total proceeds of nearly $47 million, a pre-tax gain of approximately $22 million. We continue to own another 1.6 million shares of FIS with a current value of approximately $45 million.

“There has been significant discussion and speculation concerning our involvement with foreclosures and our potential risks we face from those transactions. Many lenders have announced that they have halted foreclosures and the sale of REO properties due to possible flaws in documentation used in the foreclosure process. We do not believe that this situation will have a material adverse impact on our title business. FNF's title insurance underwriters issue title policies on REO properties to new purchasers and lenders to those purchasers. FNF believes that these policies will not result in additional claims exposure to FNF because the new owners and their lenders would have the rights of good faith purchasers which should not be affected by potential defects in documentation. Even if a court sets aside a foreclosure due to a defect in documentation, the foreclosing lender would be required to return all funds obtained from our insureds, resulting in no loss under the title insurance policy.”

“Additionally, we recently reached an agreement with Bank of America under which they will provide a representation that all documentation, procedures and/or notices related to the foreclosure of a property comply with state law and local practice and they will indemnify FNF against any losses incurred directly by their failure to comply with state law or local practice on both transactions in which foreclosure has already occurred or been initiated and those to be initiated in the future. We believe that this agreement reflects current law in every state and is consistent with the rights that we have under the policies we issue. We will also require similar representation and indemnification on future REO banked-owned transactions from all other lenders.”

Conference Call

FNF will host a call with investors and analysts to discuss third quarter 2010 results on Thursday, October 21, 2010, beginning at 9:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com. The telephone replay will be available from 11:00 a.m. Eastern time today through October 28, 2010, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 173222.

About FNF

Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services, specialty insurance and information services. FNF is the nation's largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business and is a leading provider of global human resources, payroll, benefits and payment solutions through a minority-owned subsidiary, Ceridian Corporation. More information about FNF can be found at www.fnf.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In millions, except per share amounts, order information, and fee per file)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Direct title premiums	$357.6	$379.4	$983.6	$1,122.1
Agency title premiums	545.7	603.6	1,582.3	1,814.1
Total title premiums	903.3	983.0	2,565.9	2,936.2
Escrow, title-related and other fees	336.3	337.6	967.3	1,029.4
Total title and escrow	1,239.6	1,320.6	3,533.2	3,965.6
Specialty insurance	110.8	99.3	298.1	276.6
Interest and investment income	34.0	36.7	109.2	112.9
Realized gains and losses	40.1	10.6	192.9	18.1
Total revenue	1,424.5	1,467.2	4,133.4	4,373.2
Personnel costs	405.1	410.5	1,173.5	1,260.4
Other operating expenses	328.4	343.9	944.3	1,024.0
Agent commissions	427.5	480.8	1,247.8	1,446.5
Depreciation and amortization	22.3	23.1	67.8	84.7
Claim loss expense	100.8	92.5	284.0	290.2
Interest expense	12.9	8.0	32.5	28.4
Total expenses	1,297.0	1,358.8	3,749.9	4,134.2
Earnings from continuing operations before taxes	127.5	108.4	383.5	239.0
Income tax expense	44.6	34.4	134.2	68.1
Earnings from continuing operations before equity investments	82.9	74.0	249.3	170.9
Earnings (loss) from equity investments	0.9	2.7	(6.2)	(14.0)
Net earnings from continuing operations	83.8	76.7	243.1	156.9
Loss from discontinued operations, net of tax	—	(1.8)	—	(1.9)
Net earnings	83.8	74.9	243.1	155.0
Non-controlling interests	0.6	1.5	3.8	2.0
Net earnings attributable to common shareholders	$83.2	$73.4	$239.3	$153.0
Earnings per share:
Net earnings from continuing operations and attributable to common shareholders - basic	$0.37	$0.32	$1.05	$0.68
Net earnings from continuing operations and attributable to common shareholders - diluted	$0.36	$0.32	$1.04	$0.67
Weighted average shares - basic	225.9	228.7	227.0	223.4
Weighted average shares - diluted	229.2	232.1	230.0	227.4
Direct operations orders opened	711,900	568,600	1,744,100	2,060,800
Direct operations orders closed	408,000	438,700	1,102,400	1,391,400
Fee per file	$1,346	$1,309	$1,394	$1,214
Actual title claims paid	$132.1	$106.0	$349.8	$239.2

 FIDELITY NATIONAL FINANCIAL, INC.
SEGMENT INFORMATION
(In millions, except order information)
(Unaudited)

Three Months Ended			Specialty	Corporate
September 30, 2010	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,350.4	$1,215.4	$110.8	$24.2
Interest and investment income	34.0	31.0	2.9	0.1
Realized gains and losses	40.1	39.1	0.1	0.9
Total revenue	1,424.5	1,285.5	113.8	25.2
Personnel costs	405.1	377.9	12.1	15.1
Other operating expenses	328.4	262.3	50.8	15.3
Agent commissions	427.5	427.5	—	—
Depreciation and amortization	22.3	20.4	1.0	0.9
Claim loss expense	100.8	61.8	39.0	—
Interest expense	12.9	0.1	—	12.8
Total expenses	1,297	1,150	102.9	44.1
Pretax earnings from continuing operations	127.5	135.5	10.9	(18.9)
Pretax margin	9.0%	10.5%	9.6%	—
Open orders	711,900	711,900	—	—
Closed orders	408,000	408,000	—	—

Three Months Ended			Specialty	Corporate
September 30, 2009	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,419.9	$1,304.4	$99.3	$16.2
Interest and investment income	36.7	34.0	3.0	(0.3)
Realized gains and losses	10.6	10.4	0.2	—
Total revenue	1,467.2	1,348.8	102.5	15.9
Personnel costs	410.5	387.2	10.7	12.6
Other operating expenses	343.9	284.9	46.1	12.9
Agent commissions	480.8	480.8	—	—
Depreciation and amortization	23.1	20.7	1.3	1.1
Claim loss expense	92.5	55.4	37.1	—
Interest expense	8.0	—	—	8.0
Total expenses	1,358.8	1,229.0	95.2	34.6
Pretax earnings from continuing operations	108.4	119.8	7.3	(18.7)
Pretax margin	7.4%	8.9%	7.1%	—
Open orders	568,600	568,600	—	—
Closed orders	438,700	438,700	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SEGMENT INFORMATION
(In millions, except order information)
(Unaudited)

Nine Months Ended			Specialty	Corporate
September 30, 2010	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$3,831.3	$3,452.9	$298.1	$80.3
Interest and investment income	109.2	98.8	8.6	1.8
Realized gains and losses	192.9	66.2	0.7	126.0
Total revenue	4,133.4	3,617.9	307.4	208.1
Personnel costs	1,173.5	1,092.7	36.1	44.7
Other operating expenses	944.3	759.1	131.3	53.9
Agent commissions	1,247.8	1,247.8	—	—
Depreciation and amortization	67.8	62.4	3.0	2.4
Claim loss expense	284.0	175.2	108.8	—
Interest expense	32.5	0.2	—	32.3
Total expenses	3,749.9	3,337.4	279.2	133.3
Pretax earnings from continuing operations	383.5	280.5	28.2	74.8
Pretax margin	9.3%	7.8%	9.2%	35.9%
Open orders	1,744,100	1,744,100	—	—
Closed orders	1,102,400	1,102,400	—	—

Nine Months Ended			Specialty	Corporate
September 30, 2009	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$4,242.2	$3,932.1	$276.6	$33.5
Interest and investment income	112.9	104.9	9.4	(1.4)
Realized gains and losses	18.1	18.0	1.5	(1.4)
Total revenue	4,373.2	4,055	287.5	30.7
Personnel costs	1,260.4	1,199.2	34.2	27.0
Other operating expenses	1,024.0	873.4	120.9	29.7
Agent commissions	1,446.5	1,446.5	—	—
Depreciation and amortization	84.7	78.2	3.9	2.6
Claim loss expense	290.2	196.7	93.5	—
Interest expense	28.4	0.6	—	27.8
Total expenses	4,134.2	3,794.6	252.5	87.1
Pretax earnings from continuing operations	239.0	260.4	35.0	(56.4)
Pretax margin	5.5%	6.4%	12.2%	—
Open orders	2,060,800	2,060,800	—	—
Closed orders	1,391,400	1,391,400	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions, except per share amounts)

	September 30, 2010	December 31, 2009
	(Unaudited)
Cash and investment portfolio	$4,914.9	$4,887.5
Goodwill	1,473.5	1,455.2
Title plant	403.4	407.5
Total assets	7,879.0	7,934.4
Notes payable	802.0	861.9
Reserve for claim losses	2,373.5	2,541.4
Secured trust deposits	434.2	373.3
Total equity	3,478.0	3,344.9
Book value per share	$15.25	$14.53

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